UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers;

Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On February 26, 2016, The Greenbrier Companies, Inc. (the “Company”) announced the entry into a Separation and Consulting Agreement with Mr. William G. Glenn, the Company’s Senior Vice President and Chief Commercial Officer pursuant to which Mr. Glenn will transition to a non-executive officer employee and remain employed by the Company until May 31, 2016 as President of Greenbrier Europe, subject to extension by mutual agreement between Mr. Glenn and the Company.

A copy of the press release issued by the Company regarding Mr. Glenn’s transition is attached as Exhibit 99.1 and incorporated by reference herein.

(e) Compensatory Arrangements of Certain Officers.

On February 26, 2016, the Company’s Compensation Committee approved the terms of a Separation and Consulting Agreement with Mr. Glenn pursuant to which: (i) Mr. Glenn will continue to be paid his current base salary for the term of his employment with the Company, subject to extension as described above; (ii) any cash bonuses for the fiscal year ended August 31, 2016 will be as earned based on the performance metrics applicable to Mr. Glenn as if he had remained employed as an executive officer of the Company through the payment date of such bonus; (iii) all time-based vesting restricted stock units (“RSUs”) will continue vesting under their current terms during Mr. Glenn’s employment with the Company and will accelerate and become fully vested upon cessation of Mr. Glenn’s employment; and (iv) performance-based RSUs held by Mr. Glenn for which the performance measurement period ends August 31, 2016 will vest according to their terms as if Mr. Glenn were still an employee through such vesting date. All other performance-based RSUs expired and were forfeited upon execution of the Agreement.

In addition, under the terms of the Separation and Consulting Agreement, Mr. Glenn, following his cessation of employment with the Company may provide consulting services to the Company in order to provide an orderly transition of his duties following his termination of employment. The duration and compensation for such consulting services is dependent upon the scope of such services, which is subject to mutual agreement between Mr. Glenn and the Company. A two-year non-competition and non-solicitation period will commence at the end of the consulting period.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of The Greenbrier Companies, Inc. dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: February 26, 2016	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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